U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549


                                 Form 8-K

                               CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): September 16, 1996


                    California Micro Devices Corporation
                    ------------------------------------
           (Exact name of registrant as specified in its charter)



      California                   33-399-77               94-2672609
      ----------                   ----------              ----------
(State or other jurisdiction      (Commission            (IRS Employer
    of Incorporation)              File Number)        Identification No.)


        215 Topaz Street, Milpitas, CA                  95035-5430
        ------------------------------                  ----------
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:   (408)263-3214
                                                          ------------


                               Not Applicable
                               --------------
        (Former name or former address, if changed since last report)




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

Item 5.    Other Events.
           -------------

           On September 16, 1996, California Micro Devices Corporation (the "Company") released certain information regarding a tentative settlement of class action lawsuits previous filed against it as attached hereto.





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

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 16, 1996          CALIFORNIA MICRO DEVICES CORPORATION


                                    By:


                                    /S/  John E. Trewin
                                    -------------------------------
                                    John E. Trewin
                                    Vice President and Chief Financial Officer




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
                                         NEWS RELEASE
[COMPANY LOGO] California Micro Devices

                              Contacts:  Wade Meyercord, Chairman
                                         (408) 934-3128
                                         Jeffrey Kalb,  President and CEO
                                         (408) 934-3106
                                         John Trewin, Vice President & CFO
                                         (408) 934-3103
                                         Scott Hover-Smoot, General Counsel
                                         (408) 934-3182

                   CALIFORNIA MICRO DEVICES ANNOUNCES
              TENTATIVE SETTLEMENT OF CLASS ACTION LAWSUITS

Milpitas, California - September 16, 1996 -- California Micro Devices Corporation (NASDAQ NMS: CAMD), headquartered here, today announced a tentative settlement has been reached in the securities class action lawsuits against the Company filed in 1994 and 1995.

The tentative settlement has been approved by the boards of CMD and the class representatives, the Colorado Public Employees' Retirement Association (ColPERA) and the California State Teachers' Retirement System (CalSTRS). The tentative settlement, which is subject to approval by U.S. District Judge Vaughn R. Walker after notice to the settling class, calls for the payment by CMD of $6 million in cash, and the issuance of 608,696 shares of common stock. Each share of common stock will be accompanied by a Contingent Value Right (CVR), which is personal to the class member, guaranteeing that the stock will trade at an average price of at least $11.50 per share, for twenty consecutive trading days within three years after issuance of the stock. In addition, CMD will assign to the settling class its pending claims against Chan M. Desaigoudar, the Company's former Chairman and Chief Executive Officer. CMD also will assign to the settling class its rights under its directors and officers liability insurance policies, and will enter into a mutual release of all claims with Coopers and Lybrand LLP, the Company's former auditors. The settling class will release CMD and its outside directors (other than Mr. Desaigoudar) from any further claims or liability if the settlement is approved. The Company understands that a tentative settlement has also been reached with certain former officers of CMD, but not with Mr. Desaigoudar.

According to Wade Meyercord, CMD's Chairman, "Although the $13 million dollar value of this tentative settlement is the same as that reserved by the Company in the quarter ending March 31, 1995, the change in terms is significant to our shareholders. By contrast to the tentative settlement that was reached last year, the proposed settlement announced today involves the issuance to the settling class of a substantially smaller number of new shares of common stock of the Company. If approved by the Court, the new settlement will create significantly less dilution to existing shareholders. At the same time, management is confident that the cash payment will leave the Company with adequate cash reserves to cover our needs for capital and to fund growth."

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

"This tentative settlement, if approved by the Court, will finally remove a cloud that has been hanging over the head of CMD for the past two years," said Jeffrey Kalb, CMD's President and CEO. "This litigation has impacted the Company's ability to do business with certain large customers. With the bulk of our legal difficulties behind us, we can and will focus all of our attention on the growth opportunities we have with our customers."

Statements contained herein which are not historical facts are forward looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve a number of risks and uncertainties including, but not limited ]to, product demand, pricing, market acceptance, risk of dependence on third party suppliers, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the CMD's Securities and Exchange Commission filings.


                               #  #  #


Headquartered in Milpitas, California, California Micro Devices (CMD) designs, manufactures and markets integrated thin-film, silicon based termination and filtering passive components and active electronic circuitry. CMD's products target the requirements of computer, networking and communication-based customers for smaller, densely integrated devices that operate at high frequencies with superior performance and functionality.


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